UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2018 (October 10, 2018)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 45th Floor New York, New York		10105
(Address of principal executive offices)		(Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2018, certain wholly owned subsidiaries of New Senior Investment Group Inc. (the “Company”), as borrowers (collectively, the “Borrowers”), entered into a seven-year term loan with KeyBank National Association (“Lender”) in the original principal amount of $720 million (the “Loan” and the agreements evidencing the same, the “Loan Documents”), which is secured by 50 independent living senior housing facilities owned by the Company and managed by Holiday Retirement (the “Holiday Portfolio”). A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Loan bears interest at a rate per annum equal to the sum of (i) LIBOR and (ii) 2.32%. The Loan is subject to a 0.75% origination fee and certain exit fees payable to the originating Lender for prepayment under certain circumstances. The Loan Documents contain customary representations, warranties and covenants and include customary events of default for financings of this type (with customary grace periods, as applicable).

Pursuant to the Loan Documents, the Company has guaranteed certain of the Borrowers’ obligations. Pursuant to such guaranty, the Company is required to maintain a minimum net worth of $150 million and liquidity of at least $15 million.

On October 10, 2018, the Company used the funds from the Loan to prepay all amounts due and owing under the one-year term loan with JPMorgan Chase Bank, National Association, as lender, in the original principal amount of $720 million, which was entered into on May 14, 2018 and secured by the Holiday Portfolio.

The foregoing description of the Loan Documents and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Master Multifamily Loan and Security Agreement – Senior Housing, dated as of October 10, 2018, by and among the Borrowers and Lender, and the Multifamily Note—Floating Rate, dated as of October 10, 2018, executed by the Borrowers in favor of Lender, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Master Multifamily Loan and Security Agreement – Senior Housing, dated as of October 10, 2018, by and among the entities listed on Schedule 1 thereto, as borrowers, and Lender

10.2	Multifamily Note - Floating Rate, dated as of October 10, 2018, executed by Borrowers in favor of Lender

99.1	Press Release, dated October 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: October 15, 2018	By:	/s/ Bhairav Patel
Bhairav Patel
Interim Chief Financial Officer, Treasurer, and Chief Accounting Officer